Exhibit 4.13
Execution Version
FIRST AMENDMENT
TO SECURITY AGREEMENT
     This FIRST AMENDMENT TO SECURITY AGREEMENT, dated as of January 27, 2010 (this “Amendment”), is entered into by EASTMAN KODAK COMPANY, a New Jersey corporation (the “Company”), and each direct or indirect subsidiary of the Company listed on the signature pages hereof (the Company and such subsidiaries, collectively, the “Grantors”, and each, individually, a “Grantor”), in favor of THE BANK OF NEW YORK MELLON, as collateral agent (in such capacity, together with its successors and assigns from time to time, the “Collateral Agent”) for the Second Lien Secured Parties, and is made with reference to that certain Security Agreement, dated as of September 29, 2009 (as amended, amended and restated, supplemented or otherwise modified through the date hereof, the “Security Agreement”), among the Company, the other Grantors party thereto and the Collateral Agent. Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Security Agreement after giving effect to this Amendment.
RECITALS
     WHEREAS, the Company and the other Grantors have requested that the Collateral Agent agree to amend certain provisions of the Security Agreement as provided for herein; and
     WHEREAS, the holders of a majority of the outstanding principal amount of the Notes have consented to the amendments set forth herein; and
     WHEREAS, all actions necessary to make this Amendment the legal, valid and binding obligation of each of the Grantors have been taken or are being taken simultaneously with the execution and delivery of this Amendment by the Grantors.
     NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:
SECTION I. AMENDMENTS TO US SECURITY AGREEMENT
1.1 Amendments to Preliminary Statements.
     The sixth Preliminary Statement to the Security Agreement is hereby amended by inserting the words “(as such schedule may be amended or supplemented by the Company from time to time as necessary to implement the exclusion from Collateral set forth in clause (F) of the proviso at the end of Section 1)” immediately after the words “Part I of Schedule I hereto” appearing in the third line thereof.
1.2 Amendments to Section 1: Grant of Security.
     (a) Section 1 of the Security Agreement is hereby amended by deleting clause (c) thereof in its entirety and inserting the following in lieu thereof:

     “(c) (i) all accounts, instruments (including, without limitation, promissory notes), deposit accounts, chattel paper, general intangibles (including, without limitation, payment intangibles) and other obligations of any kind owing to the Grantors, whether or not arising out of or in connection with the sale or lease of goods or the rendering of services and whether or not earned by performance (any and all such instruments, deposit accounts, chattel paper, general intangibles and other obligations to the extent not referred to in clause (d), (e) or (f) below, being the “Receivables”), and all supporting obligations, security agreements, Liens, leases, letters of credit and other contracts owing to the Grantors or supporting the obligations owing to the Grantors under the Receivables (collectively, the “Related Contracts”), and (ii) all commercial tort claims now or hereafter described on Schedule XII;”.
     (b) Section 1 of the Security Agreement is hereby amended by deleting the words “subject to restrictions on assignment and/or transfer,” appearing in clauses (d)(v), (d)(vi), (e), (g)(v) and (g)(vi) thereof.
     (c) Section 1 of the Security Agreement is hereby amended by deleting “5%” in each instance appearing in clause (d)(iii) thereof and inserting “2%” in lieu thereof.
     (d) Section 1 of the Security Agreement is hereby amended by deleting clause (g)(i) thereof in its entirety and inserting the following in lieu thereof:
     “(i) all patents, patent applications, utility models and statutory invention registrations, all inventions claimed or disclosed therein and all improvements thereto (other than those patents and related rights currently contemplated to be sold by the Company or any other Grantor to the extent identified as such in Schedule IV(A)(i) attached hereto) (“Patents”);”
     (e) Section 1 of the Security Agreement is hereby amended by (i) re-lettering existing clause (h) as clause (i), (ii) deleting the word “and” at the end of clause (g)(vi) thereof and inserting a new clause (h) immediately following clause (g)(vi) thereof as follows:
     “(h) all documents, all money and all letter-of-credit rights; and”.
     (f) Section 1 of the Security Agreement is hereby amended by deleting the word “or” at the end of clause (D) of the proviso at the end of such Section and inserting a new clause (F) immediately after clause (E) thereof as follows:
     “or (F) any “securities” of any of the Company’s “affiliates” (as the terms “securities” and “affiliates” are used in Rule 3-16 of Regulation S-X under the Securities Act) to the extent that Rule 3-16 of Regulation S-X under the Securities Act requires or would require (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, that would require) the filing with the SEC of separate financial statements of the applicable “affiliate” that are not otherwise required to be filed due to the fact that a security interest in the “securities” of such “affiliate” has been granted hereunder as security for the payment or performance of the Secured Obligations, but only to the extent necessary, and only for so long as required, to cause the applicable “affiliate” to not be subject to such requirement”.

1.3 Amendments to Section 9: Insurance.
     Section 9 of the Security Agreement is hereby amended by deleting the reference to “Section 1(h)” in the last sentence of clause (a) thereof and inserting “Section 1(i)” in lieu thereof.
1.4 Amendments to Section 14 As to Letter-of-Credit-Rights.
     (a) Section 14 of the Security Agreement is hereby amended by inserting the words “and Commercial Tort Claims” after the words “Letter-of-Credit-Rights” appearing in the heading of such Section.
     (b) Section 14 of the Security Agreement is hereby amended by inserting a new clause (c) at the end of clause (b) thereof as follows:
     “(c) In the event that any Grantor hereafter acquires or has any commercial tort claim that has been filed with any court in excess of $25,000,000 in the aggregate, it shall, promptly after such claim has been filed with such court, deliver a supplement to Schedule XII hereto, identifying such new commercial tort claim; provided, however, that, with respect to any commercial tort claim in respect of Intellectual Property Collateral, the obligation set forth in this Section 14(c) shall only be applicable with respect to any such commercial tort claim to the extent relating to Intellectual Property Collateral with respect to which the applicable Grantors have executed or otherwise authenticated (or have an obligation pursuant to Section 11(e) to execute or otherwise authenticate) an Intellectual Property Security Agreement.”.
1.5 Other Amendments.
     (a) Sections 4, 5, 9, 10, 11, 13, 14, 15, 16 and 19 of the Security Agreement are hereby amended by deleting the words “Event of Default” in each instance appearing therein and inserting the words “Actionable Default” in lieu thereof in each such instance.
     (b) The Security Agreement is hereby amended by inserting a new Section 28 immediately after Section 27 thereof as follows:
     “Section 28. Local Law Pledges. As it relates to the percentage of Equity Interests of any Material Subsidiary that shall constitute Collateral hereunder, in the event of any conflict between this Agreement and any local law security documents delivered pursuant to this Agreement with respect to any Material Subsidiary, the terms of this Agreement shall govern. At any time when clause (F) of the proviso at the end of Section 1 would apply to reduce the amount of Equity Interests in any Material Subsidiary that are included in the Collateral, the Pledged Equity of such Material Subsidiary shall, for all purposes under this Agreement, be automatically deemed reduced as of the end of the prior fiscal year to a level that would not require the filing of separate financial statements for such Material Subsidiary with the Securities and Exchange Commission.”

1.6 Amendments to Schedules.
     (a) Part I of Schedule I to the Security Agreement is hereby amended and restated in its entirety as set forth in Exhibit A attached hereto.
     (b) The Security Agreement is hereby amended by inserting a new Schedule XII as set forth in Exhibit B attached hereto.
1.7 Amendments to Exhibits.
     Exhibit C to the Security Agreement is hereby amended by deleting the words “subject to restrictions on assignment or transfer,” appearing in Section 1 thereof.
SECTION II. CONDITIONS TO EFFECTIVENESS
     This Amendment shall become effective as of the date hereof only upon the satisfaction of all of the following conditions precedent (the “First Amendment Effective Date”):
     A. Execution. The Collateral Agent shall have received counterparts of this Amendment duly executed and delivered by the Company, each other Grantor and the Collateral Agent.
     B. Payment of Fees and Expenses. The Grantors shall have paid to the Collateral Agent all fees, costs and expenses owing to the Collateral Agent (and its officers, directors, employees and agents) as of such date (including, without limitation, the reasonable fees, disbursements and other charges of Latham & Watkins LLP) required to be reimbursed or paid by the Grantors hereunder, under the Collateral Trust Agreement or under any Second Lien Collateral Document (as defined in the Collateral Trust Agreement) (the “Security Documents”).
     C. Representations and Warranties. Each of the representations and warranties in Section III below shall be true and correct in all material respects.
SECTION III. REPRESENTATIONS AND WARRANTIES
     In order to induce the Collateral Agent to enter into this Amendment and to amend the Security Agreement in the manner provided herein, each Grantor represents and warrants to the Collateral Agent that the following statements are true and correct in all material respects:
     A. Corporate Power and Authority. Each Grantor has all requisite power and authority to enter into this Amendment and to carry out the transactions contemplated by, and perform its obligations under, this Amendment and under the Security Agreement as amended by this Amendment (the “Amended Agreement”).
     B. Authorization; No Conflict. The execution and delivery of this Amendment and the performance by each Grantor of its obligations under this Amendment and under the Amended Agreement have been duly authorized by all necessary corporate, partnership or other applicable entity action on its part (including, without limitation, any required shareholder approvals), and do not and will not conflict with, or result in a breach of, or require any consent under, the charter or by-laws or other constitutive document of any Grantor, or any applicable law or regulation, or any order, writ, injunction or decree of any federal, state, foreign or other governmental authority or regulatory body, or any agreement or instrument to which any Grantor or any of its subsidiaries is a party or by which any of them or any of their property is bound or to which any of them is subject, or constitute a default under any such agreement or instrument, or (except for Liens created pursuant to the Security Documents and Permitted Liens) result in the creation or imposition of any Lien upon any property of any Grantor or any of its subsidiaries pursuant to the terms of any such agreement or instrument.
     C. Governmental Consents. No authorizations, approvals or consents of, and except for filings and recordings in respect of the Liens created pursuant to the Security Documents, no filings or registrations with, any federal, state, foreign or other governmental authority or regulatory body, or any securities exchange, are necessary for the execution or delivery by any Grantor of this Amendment, or the performance by any Grantor of this Amendment or the Amended Agreement or for the legality, validity or enforceability hereof or thereof.
     D. Binding Effect. This Amendment has been duly and validly executed and delivered by each Grantor. Each of this Amendment and the Amended Agreement constitutes a legal, valid and binding obligation of each Grantor, enforceable against each Grantor in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors’ rights and (ii) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
     E. Absence of Default. No Default (as defined in the Indenture) or Actionable Default (as defined in the Collateral Trust Agreement) has occurred and is continuing or would result from the consummation of the transactions contemplated by this Amendment or the Amended Agreement.
SECTION IV. MISCELLANEOUS
     A. Reference to and Effect on the Security Agreement and the Other Second Lien Documents.
     (i) On and after the First Amendment Effective Date, each reference in the Security Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Security Agreement, and each reference in the other Second Lien Documents to the “Security Agreement”, “thereunder”, “thereof” or words of like import referring to the Security Agreement shall mean and be a reference to the Amended Agreement.
     (ii) Except as specifically amended by this Amendment, the Security Agreement and the other Second Lien Documents (including any exhibits, schedules and annexes thereto) shall remain in full force and effect and are hereby ratified and confirmed in all respects. Without limiting the foregoing, the Security Agreement and the other Second Lien Collateral Documents and all of the Collateral described therein do and shall continue to secure the payment of all Second Lien Obligations to the extent provided in the Second Lien Collateral Documents.
     (iii) The execution, delivery and performance of this Amendment shall not constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of the Collateral Agent or any other Second Lien Secured Party under, the Security Agreement or any of the other Second Lien Documents.
     B. Headings. Section and subsection headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Amendment.
     C. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.
     D. Severability. Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
     E. Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier or other electronic transmission shall be effective as delivery of an original executed counterpart of this Amendment.
     F. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.
     G. Second Lien Document. This Amendment is a “Second Lien Collateral Document” and a “Second Lien Document” under and as defined in the Collateral Trust Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof. The Grantors and the Collateral Agent hereby acknowledge and agree to Sections 5 and 6 of the Collateral Trust Agreement.
     H. Miscellaneous. The provisions of the Collateral Trust Agreement under the headings “Consent to Jurisdiction” and “Waiver of Jury Trial” are incorporated herein by this reference and such incorporation shall survive any termination of the Collateral Trust Agreement. The recitals contained herein are deemed to be those of the Company and the other Grantors and not of the Collateral Agent.
     I. Foreign Pledge Documents. Notwithstanding anything to the contrary in the Second Lien Documents, (i) the Company shall have 90 days from the date of this Amendment to deliver a deed of pledge of shares governed by Dutch law, duly executed and delivered by all parties thereto and in form and substance reasonably satisfactory to the Collateral Agent, with respect to the pledge of the capital stock of Eastman Kodak Holdings B.V. in favor of the Collateral Agent and (ii) with respect to any security documents under local law to be delivered with respect to additional Material Subsidiaries as of the date of this Amendment that were not Material Subsidiaries immediately prior to giving effect to this Amendment, the Company shall have 120 days from the date of this Amendment to deliver such security documents to the Collateral Agent (it being understood that no such security documents shall be required to be delivered with respect to any such Material Subsidiaries to the extent that applicable foreign law prohibits the creation of a security interest in favor of the Collateral Agent), and no Actionable Default shall arise as a result of any failure by the Company to deliver such security documents prior to the applicable time set forth above. The Company and the Collateral Agent shall use commercially reasonable efforts to include in any security documents under local law such provisions, and to execute all documents and instruments, as are necessary to implement the exclusion from Collateral set forth in clause (F) of the proviso at the end of Section 1 of the Amended Agreement, within the time periods required for compliance with Rule 3-16 of Regulation S-X to be effective as of the prior fiscal year end.
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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the day and year first above written.

EASTMAN KODAK COMPANY
By:	/s/ William G. Love
	Name:	William G. Love
	Title:	Treasurer

CREO MANUFACTURING AMERICA LLC KODAK AVIATION LEASING LLC
By:	/s/ William G. Love
	Name:	William G. Love
	Title:	Manager

EASTMAN GELATINE CORPORATION
EASTMAN KODAK INTERNATIONAL
CAPITAL COMPANY, INC.
FAR EAST DEVELOPMENT LTD.
FPC INC.
KODAK (NEAR EAST), INC.
KODAK AMERICAS, LTD.
KODAK IMAGING NETWORK, INC.
KODAK PORTUGUESA LIMITED
KODAK REALTY, INC.
LASER EDIT, INC.
LASER-PACIFIC MEDIA CORPORATION
PACIFIC VIDEO, INC.
PAKON, INC.
QUALEX INC.

By:	/s/ William G. Love
	Name:	William G. Love
	Title:	Treasurer

First Amendment to Security Agreement

KODAK PHILIPPINES, LTD. NPEC INC.
By:	/s/ William G. Love
	Name:	William G. Love
	Title:	Assistant Treasurer

First Amendment to Security Agreement

THE BANK OF NEW YORK MELLON, as Collateral Agent
By:	/s/ Franca M. Ferrera
	Name:	Franca M. Ferrera
	Title:	Senior Associate

First Amendment to Security Agreement

Exhibit A
Schedule I, Part I to the
Security Agreement
as of January 27, 2010
INVESTMENT PROPERTY
Part I
Initial Pledged Equity

Exhibit B
Schedule XII to the
Security Agreement
COMMERCIAL TORT CLAIMS
None.